Exhibit 5.1

November 13, 2023

CYNGN Inc.

1015 O’Brien Dr.

Menlo Park, CA 94025

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to CYNGN Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) and the prospectus forming part of the registration statement (“Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company (the “Offering”) of (i) shares of the Company’s common stock (the “Shares”) or (ii) pre-funded warrants (the “Pre-funded Warrants,” and collectively with the Shares and the shares of common stock underlying the Pre-Funded Warrants, the “Securities”). The proposed maximum aggregate offering price of the Securities is $8,000,000. The Securities are to be sold pursuant to a Placement Agent Agreement by and between the Company and Aegis Capital Corp., in substantially the form filed as Exhibit 10.14 to the Registration Statement (the “Placement Agent Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement; the Prospectus; the certificate of incorporation and bylaws of the Company, as amended and/or restated through the date hereof (the “Organizational Documents”); the form of the Placement Agent Agreement ; the form of Pre-Funded Warrant; and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	the board of directors of the Company or a duly constituted and acting committee of such board of directors will have taken all action necessary to set the public offering price of the Securities;

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g.	with respect to the issuance of the Shares, the amount of valid consideration paid in respect of such Shares will equal or exceed the par value of such common stock; and

h.	neither the execution and delivery by the Company of the Placement Agent Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicts or will conflict with the Organizational Documents, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law (as defined below).

We have not independently established the validity of the foregoing assumptions.

Our opinion is limited to the laws of the State of New York (the “Opined-on Law”) and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

The Pre-Funded Warrants when issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus against payment therefor, and assuming the due authorization, execution and delivery of such Pre-Funded Warrants, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW